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                                                                   EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

      Subsidiary                            State of Incorporation
      ----------                            ----------------------

REMEC Wireless, Inc.                              California

Humphrey, Inc.                                    California

RF Microsystems, Inc.                             California

Magnum Microwave Corporation                      California